Guaranty
Guaranty, dated as of Aug 12th, 2010 made by Pan Dangyu citizen of the PRC and I.D. card NO. (the guarantor), in favor of Citibank (China) CO., LTD. and each of its branches and sub-branches (the warrantee).

Guaranty includes (1) credit facility agreement (the facility agreement) dated as of Aug 12th, 2010 signed by Shenzhen Highpower CO., LTD. (the master debtor) and the warrantee with the credit financing USD9,500,000.00 (the financing) provided by warrantee, contract no. FA751091100812 and FA750506100812; (2) derivatives Master Agreement (the master agreement), this contract together with the facility agreement) dated as of Aug 12th, 2010 signed by the master debtor as party A and the warrantee as party B with contract no. MDA750506100312.

The words used in this guaranty not defined but defined in the facility or master agreement have the same definition with the facility or master agreement.

Since the warrantee and master debtor signed this contract, the guarantor agrees as follow:

1. Guaranty and compensation
The guarantor unconditionally guarantees the punctual payment including all payables (now or hereafter existing) due or will due and with other surety or not when due, whether upon maturity, by acceleration or otherwise, under this contract (including modification, supplement and trade confirmation documents or similar confirmation documents). The debt includes but limited to the principal, interest, fees, default interest, fines, costs, expenses, replenishment, payments, expenses, and other payment caused by enforcing the right under the guaranty (no matter how defined) (all such being the debt). If the master debtor fails to pay any debt in full (whether at stated maturity, by acceleration or otherwise), the guarantor will pay the same to the warrantee when required. The guarantor will also pay all interest of the debt which is from the date of due to all debt paid off, and the rate is the same with that in the facility agreement. The guaranty is guarantee for repayment other than collection of debt. The finial amount is the past due debt and fees provided by the warrantee. As separate obligation, if the guarantor agrees any debt ensured become invalid or illegal (whether now existing or notice any party of the guaranty), as a main obligation, the guarantor will repay any cost, lost or debt of the warrantee when required. The sum of cost, lost and debt is the same with the amount received by the warrantee.

2. Absolute guaranty
The guaranty is continuous. It is effective from the signing, in full and continuous effect.

Permitted by the law of China (China), the purpose of guaranty, not includes Hong Kong and Macao or Taiwan), the obligation of the guarantor is unconditional and irrespective of: (1) any illegality, lack of validity or enforceability, (2) any amendment, modification, waiver or consent to departure from the terms of any obligation, including any renewal or extension of the time or change of the manner or place of payment, (3) any exchange, substitution, release, non-perfection or impairment of any collateral securing payment of any obligation, (4) any change in the corporate existence, structure or ownership of the obligor, or any insolvency, bankruptcy, reorganization, or other similar proceeding affecting the obligor or its assets or any resulting release or discharge of any obligation, (5) the existence of any claim, set-off or other rights that the guarantor may have at any time against the obligor, Citibank, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim, (6) any law, regulation or order of any jurisdiction, or any other event, affecting any term of any obligation or Citibank’s rights with respect thereto, including, without limitation: (A) the application of any such law, regulation, decree or order, including any prior approval, which would prevent the exchange of a Non-USD currency (as hereinafter defined) for U.S. dollars or the remittance of funds outside of such jurisdiction or the unavailability of U.S. dollars in any legal exchange market in such jurisdiction in accordance with normal commercial practice; or (B) a declaration of banking moratorium or any suspension of payments by banks in such jurisdiction or the imposition by such jurisdiction or any governmental authority thereof of any moratorium on, the required rescheduling or restructuring of, or required approval of payments on, any indebtedness in such jurisdiction; or (C) any expropriation, confiscation, nationalization or requisition by such country or any governmental authority that directly or indirectly deprives the companies in such jurisdiction of any payment obligation under any obligations; or (D) any war (whether or not declared), insurrection, revolution, hostile act, civil strife or similar events occurring in such jurisdiction which has the same effect as the events described in clause (A), (B)or (C) above (in each of the cases contemplated in clauses (A) through (D) above, to the extent occurring or existing on or at any time after the date of the guaranty),and (7) any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by Citibank that might otherwise constitute a defense to, or a legal or equitable discharge of, the obligor or the guarantor.

Without limiting the generality of the foregoing, with respect to any obligations that, in accordance with the express terms of any agreement pursuant to which such obligations were created, were denominated in U.S. dollars or any currency other than the currency of the jurisdiction where the obligator is principally located, the guarantor guarantees that it shall pay Citibank strictly in accordance with the express terms of such agreement, including in the amounts and in the currency expressly agreed to thereunder, irrespective of an without giving effect to any laws of the jurisdiction where the obligator is principally located in effected from time to time, or any order, decree or regulation in the jurisdiction where the obligator is principally located.

It is the intent of this section 2 that the guarantor’s obligations hereunder are and shall be absolute and unconditional under any and all circumstance.

3. Waiver
The guarantor waivers (1) promptness, diligence, notice of acceptance, notice of dishonor and any other notice with respect to any obligation and this guaranty and (2) any requirement that Citibank exercise any right or take any action against the obligator or any collateral security or credit support.

4. Reinstatement
This guaranty will continue to be effective or be reinstated, as the case may be, if at any time any payment of any obligation is rescinded or must otherwise be returned by Citibank upon the insolvency, bankruptcy or reorganization of the obligator or otherwise, all as though such payment had not been made.

5. Subrogation
The guarantor will not assert, enforce or otherwise exercise any rights which it may acquire by way of subrogation under this guaranty, by any payment made hereunder or otherwise, until payment in full of the obligations and the termination of any and all agreements under which Citibank is committed to provide extensions of credit.

6. No competition
The guarantor should not have or assert the right of the master debtor’s asset or compete with the warrantee when bankruptcy or clear. If the guarantor fails to follow the term and assert the right, any amount by this way should be pay to the warrantee as soon as received.

7. Secondary creditor
The guarantor ensures not to require the master debtor for payment or prior repayment for guarantee, whether by cash, intangible asset or by the way of offset. But when required by laws or the warrantee to assert secondary rights, the guarantor should act as the warrantee’s order and pay to the warrantee as soon as received. As master debtor, the guarantor give up all rights of claiming repayment to the master debtor prior the warrantee.

8. Taxes
Any and all payments by the guarantor hereunder will be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto, excluding income or franchise taxes imposed on Citibank’s net income by the jurisdiction under the law of which Citibank is organized or any political subdivision thereof or by the jurisdiction of Citibank’s lending office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being taxes). If the guarantor is required by law to deduct any taxes from or in respect of any sum payable hereunder (1) the sum payable will be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this section) Citibank will receive an amount equal to the sum it would have received had no such deductions been made, (2) the guarantor will make such deductions, and (3) the guarantor will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law. In addition, the guarantor will pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this guaranty or the obligations (other taxes). The guarantor will promptly furnish to Citibank the original or a certified copy of a receipt evidencing payment thereof. The guarantor will indemnify Citibank for the full amount of taxes or other taxes paid by Citibank or any liability (including penalties, interest and expenses) arising therefrom, or with respect thereto, whether or not such taxes or other taxes were correctly or legally asserted, within 30days of Citibank’s request therefore. Without prejudice to the survival of any other agreement contained herein, the guarantor’s agreement and obligations contained in this section will survive the payment in full of the obligations, principal and interest hereunder and any termination of this guaranty.

9. Place and currency of payment
If any obligation is payable in U.S. dollars, the guarantor will make payment hereunder to Citibank in U.S. dollars to the place and account designated by Citibank. If any obligation is payable in a currency other than U.S. dollars (a Non-USD currency) and/or at a place other than the United States, and such payment is not made as and when agreed, the guarantor will, at Citibank’s option, either (1) make payment in such Non-USD currency and at the place where such obligation is payable, or (2) pay Citibank’s in U.S. dollars to the place and account designated by Citibank. In the event of a payment pursuant to clause (2) above, the guarantor will pay Citibank the equivalent of the amount of such obligation in U.S dollars calculated at the rate of exchange at which, in accordance with normal banking procedures, Citibank may buy such Non-USD currency in the place of payment on the date the guarantor makes such payment; provided, however, that the foregoing provisions of this sentence shall not apply to any payments hereunder in respect of obligations that have been re-denominated into a Non-USD currency as a result of the application of any law, order, decree or regulation in any jurisdiction other than the United States, which obligations shall, for purposes of the guaranty, be deemed to remain denominated in U.S. dollars and payable to Citibank in accordance with the first sentence of this section 9. The guarantor should pay the fees of foreign exchange. For purposes of section 9, it is sufficient evidence that as soon as exchange the warrantee will be damaged.

10. Set-off
If the guarantor fails to pay any of its obligations hereunder when due and payable, Citibank is authorized at any time and from time to time, to set off and apply any and all deposits ( general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Citibank has made any demand under this guaranty. Citibank will promptly notify the guarantor after any such set-off and application, provided that the failure to give such notice will not affect the validity of such set-off and application. Citibank’s rights under this section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that Citibank may have.

11. Representations and warranties
The guarantor represents and warrants that: (1) the execution, delivery and performance by the guarantor of this guaranty are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene its charter or by-laws or any law or any contractual restriction binding on or affecting the guarantor or any entity that controls it, (2) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the guarantor of this guaranty, and (3) this guaranty has been duly executed and delivered by the guarantor and is its legal, valid and binding obligation, enforceable against the guarantor in accordance with its terms.

12. Promise
The guarantor promises that any debt remains outstanding, unless agreed by the warrantee, guarantor shall be (1) comply with all laws, regulations, the request and orders of government agencies with jurisdiction; (2) all payment and settlement imposed on the guarantor or its income, profits or property of all taxes, valuation, government fees and charges or the imposition of the penalty payment should be before they arose and if not paid all lawful claims may constitute a lien on his property, mortgage, or the right Burden, (3) to achieve the intended purpose of this guaranty, sign all other papers and documents, including negotiable documents and to take and make all reasonable action and issues requested for guarantee, (4) without the prior written consent of the warrantee, not (A) assume, guarantee, endorse obligations of others, directly or indirectly responsible for the obligations of others. Obligations of others are that any other person, company or enterprise not including the obligations of the guarantor's obligation, or (B) sell, lease, or otherwise transfer or dispose of a substantial part of its assets.

13. Continuing guaranty
This is a continuing guaranty and applies to all obligations whenever arising. This guaranty is irrevocable and will remain in full force and effect until the payment in full of the obligations and all amounts payable hereunder and the termination of all of the agreement relating to the obligations. This guaranty is an additional assurance to any other guarantee or security held outside for the debt now or in the future, and it does not affect other guarantee or be affected by others. In order to protect the maximum amount received by the warrantee in the case of the actual or potential bankruptcy, insolvency (different from the principal debtor as a result of the payment to the warrantee), the guarantor will put it in temporary account permitted by law of China. The amount on the account (interest credited to the provisional accounts) until the warrantee feels satisfied that the guarantor has no obligation to make any payments on the debt or the warrantee irrevocable received all the debt of all amounts payable.

14. Amendments
No amendment or waiver of any provision of this guaranty, and no consent to departure by the guarantor herefrom, will in any event be effective unless the same is in writing and signed by the warrantee, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given.

15. Addresses
All notices and other communications provided for hereunder will be in writing (including telecopier communication), and mailed, telecopied or delivered to it, if to the guarantor, at its address at Luoshan Industrial Zone, Pinghu Town, Longgang District, Shenzhen, attention: Pan Dangyu, and if to Citibank, at its address at ____________ attention: Johnson Liu, or as to either party, at such other address as is designated by such party in a written notice to the other party. All such notices and other communications will, when mailed or telecopied, be effective when deposited in the mails or telecopied, respectively.

16. Guarantor’s credit decision
The guarantor has, independently and without reliance on Citibank and based on such documents and information as the guarantor has deemed appropriate, made its own credit analysis and decision to enter into this guaranty. The guarantor has adequate means to obtain from the Obligor on a continuing basis information concerning the financial condition, operations and business of the obligor, and the guarantor is not relying on Citibank to provide such information now or in the future. The guarantor acknowledges that it will receive substantial direct and indirect benefit from the extensions of credit contemplated by this guaranty.

17. The right to assign or transfer
In China, the extent permitted by law, the guarantor of the letter of guarantee, the guarantor's heirs and successors are binding and that they should be used to guarantee and his successors and assignee's interest. Guarantor should not be without the consent of the guarantor or transfer of rights or obligations to transfer their billing. In the notice to the guarantor, the guarantor may at any time assign or transfer its rights in the letter of guarantee rights or obligations under (if any) to any other entities / individuals. Guarantor agree to notify the transfer of rights and transfer of discretion can be the guarantor of any written manner, assign or transfer such rights without obtaining the approval and consent of the guarantor and the guarantor agrees to bound by the letter of guarantee letter of guarantee will be sustained by The more the subject to such assignment or transfer of rights.

18. Cumulative Rights
Letter of Guarantee under this warranty shall be the guarantor for the rights and remedies in law or other agreement or document under the enjoyment of rights and remedies of any additional non-exclusive rights. Delay in exercising any right guaranteed person shall not be deemed a waiver of such right.

19. Joint and several liability
Guarantor under the laws of the debtor under this and any other guarantor (if any) to take joint and several liability guarantee. Guarantor acknowledges and agrees that under the debt obligations of the other guarantor is revoked or terminated, and / or guarantor of the obligations of the other becomes invalid, illegal or unenforceable, the guarantor of the obligations under the letter of guarantee will not be lifted, or in any way damaged or affected.

20. A waiver of confidentiality
Guarantor hereby irrevocably and unconditionally consent of the guarantor held by the guarantor to disclose the relevant guarantor, debt, remittances, deposits or other transactions with the guarantee, the guarantor of the information or similar information (i) to the professional advisory body or person or other persons providing services to the guarantor and / or (ii) to the guaranteed party headquarters and its branches or affiliates and / or (iii) to regulatory agencies, the judiciary or the Chinese and other U.S. government agencies (including state, provincial, have municipal government agency) or any other warrantee, warrantee headquarters, branches or affiliates in the other jurisdiction in which the business of government agencies, and / or (iv) the rights to any participant or assignee or transferee ( including any loans and debt-related potential participants or rights under the transferee or assignee) to / or (v) to any potential guarantor for the acquisition of the assets and who is responsible for the potential merger candidates for the guarantor or its successors or in connection with similar people.

21. Personal Data
Guarantor hereby agrees to provide any guarantor will provide to the guarantor or the guarantor of personal information about the collection, processing and use of personal data may also be that the warrantee for the (i) dealing with the purpose of the guarantor and the guarantor of the transaction, ( ii) solicit business from the guarantor or allow third parties to solicit business from the purpose of the guarantor, and / or (iii) Other laws and regulations, other purposes permitted by the guarantor obtained.

22. Severability
If any provision of this letter of guarantee in any jurisdiction is or becomes illegal, invalid or unenforceable, it will not affect (i) other provisions of this letter of guarantee in that jurisdiction the validity or enforceability; or (ii ) the terms or other terms in other jurisdictions, the validity or enforceability.

23. judgment
If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in U.S. dollars into a Non-USD dollars currency, the guarantor agrees that the rate of exchange used will be that at which, in accordance with normal banking procedures, Citibank could purchase U.S. dollars with such Non-USD currency on the business day preceding that on which final judgment is given. The obligation of the guarantor in respect of any sum due hereunder will, notwithstanding any judgment in a Non-USD currency, be discharged only to the extent that on the date the guarantor makes payment to Citibank of any sum adjudged to be so due in such Non-USD currency, Citibank may, in accordance with normal banking procedures, purchase U.S. dollars with such Non-USD currency; if the U.S. dollars so purchased are less than the sum originally due to Citibank in U.S. dollars, the guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify Citibank against such loss, and if the U.S. dollars so purchased exceed the sum originally due to Citibank in U.S. dollars, Citibank agrees to remit to the guarantor such excess.

24. governing law
The guaranty is signed according to Chinese law and explained by Chinese legal interpretation. The guarantor hereby irrevocably comply with a court of competent jurisdiction where the guarantor of the non-exclusive jurisdiction.

Pan Dangyu
/s/ Pan Dangyu ( signature)
Name: Pan Dangyu
Title:
ID number:

Witnessed By:

/s/ Johnson Liu
Assistant Vice President